                                CREDIT AGREEMENT




                                      Among


                               CRYSTAL OIL COMPANY
                                 as the Company

                                       and


                              BANKERS TRUST COMPANY
                   Individually, as Issuing Bank and as Agent


                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION

                                       and


                             FINANCIAL INSTITUTIONS
                            HEREAFTER PARTIES HERETO

                     $6,641,054.15 Letter of Credit Facility


                                 March 31, 1995

                                TABLE OF CONTENTS


                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

     Section 1.01   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . .    1
     Section 1.02   ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . .    7
     Section 1.03   OTHER DEFINITIONAL TERMS  . . . . . . . . . . . . . . .    8

                                   ARTICLE II

             AMOUNT AND TERMS OF PURCHASE, RENEWAL AND REARRANGEMENT

     Section 2.01   LETTER OF CREDIT COMMITMENTS  . . . . . . . . . . . . .    8
     Section 2.02   NOTES.  . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.03   DEFAULT INTEREST  . . . . . . . . . . . . . . . . . . .    8
     Section 2.04   PREPAYMENTS . . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.05   FEES  . . . . . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.06   PAYMENTS, ETC . . . . . . . . . . . . . . . . . . . . .    8
     Section 2.07   CAPITAL ADEQUACY  . . . . . . . . . . . . . . . . . . .    9
     Section 2.08   SHARING OF PAYMENTS, ETC  . . . . . . . . . . . . . . .    9
     Section 2.09   LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . .    9
     Section 2.10   ASSUMPTION OF RISKS . . . . . . . . . . . . . . . . . .   10
     Section 2.11   L/C AGREEMENTS  . . . . . . . . . . . . . . . . . . . .   10
     Section 2.12   EXCLUDED LETTER OF CREDIT . . . . . . . . . . . . . . .   10
     Section 2.13   TAXES . . . . . . . . . . . . . . . . . . . . . . . . .   11

                                   ARTICLE III

                                 EFFECTIVE DATE

     Section 3.01   CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . .   13

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Section 4.01   CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . .   13
     Section 4.02   CORPORATE POWER AND AUTHORIZATION . . . . . . . . . . .   13
     Section 4.03   BINDING OBLIGATIONS . . . . . . . . . . . . . . . . . .   13
     Section 4.04   NO LEGAL BAR OR RESULTANT LIEN  . . . . . . . . . . . .   14
     Section 4.05   NO CONSENT  . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4.06   FINANCIAL INFORMATION . . . . . . . . . . . . . . . . .   14
     Section 4.07   LITIGATION  . . . . . . . . . . . . . . . . . . . . . .   14
     Section 4.08   COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . .   14
     Section 4.09   TAXES; GOVERNMENTAL CHARGES . . . . . . . . . . . . . .   14
     Section 4.10   DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . .   15
     Section 4.11   COMPLIANCE WITH THE LAW . . . . . . . . . . . . . . . .   15
     Section 4.12   NO MATERIAL MISSTATEMENTS . . . . . . . . . . . . . . .   15
     Section 4.13   INVESTMENT COMPANY ACT  . . . . . . . . . . . . . . . .   15
     Section 4.14   PUBLIC UTILITY HOLDING COMPANY ACT  . . . . . . . . . .   15

                                    ARTICLE V

                                    COVENANTS

     Section 5.01   CERTAIN AFFIRMATIVE COVENANTS . . . . . . . . . . . . .   15
          (a)       MAINTENANCE AND COMPLIANCE, ETC . . . . . . . . . . . .   15
          (b)       PAYMENT OF TAXES AND CLAIMS, ETC. . . . . . . . . . . .   16
          (c)       FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . .   16
          (d)       PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . .   16
          (e)       ACCOUNTS AND RECORDS. . . . . . . . . . . . . . . . . .   16
          (f)       RIGHT OF INSPECTION . . . . . . . . . . . . . . . . . .   16
          (g)       TBT LEASES. . . . . . . . . . . . . . . . . . . . . . .   16
     Section 5.02   REPORTING COVENANTS. . . . . . . . . . . . . . . . . .    17
          (a)       ANNUAL FINANCIAL STATEMENTS  . . . . . . . . . . . . .    17
          (b)       QUARTERLY FINANCIAL STATEMENTS . . . . . . . . . . . .    17
          (c)       NO DEFAULT/COMPLIANCE CERTIFICATE  . . . . . . . . . .    17
          (d)       TBT LEASE DEMANDS, ETC . . . . . . . . . . . . . . . .    18
          (e)       NOTICE OF CERTAIN EVENTS . . . . . . . . . . . . . . .    18
          (f)       SHAREHOLDER COMMUNICATIONS, FILINGS, ETC . . . . . . .    18
          (g)       LITIGATION . . . . . . . . . . . . . . . . . . . . . .    18
          (h)       ERISA  . . . . . . . . . . . . . . . . . . . . . . . .    18
          (i)       SCHEDULE OF TBT LEASE PAYMENTS . . . . . . . . . . . .    18
          (j)       OTHER INFORMATION  . . . . . . . . . . . . . . . . . .    19
     Section 5.03   TANGIBLE NET WORTH COVENANT . . . . . . . . . . . . . .   19
     Section 5.04   NEGATIVE COVENANT REGARDING ERISA COMPLIANCE  . . . . .   19

                                   ARTICLE VI

                                EVENTS OF DEFAULT

     Section 6.01   PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . .   20
     Section 6.02   COVENANTS WITHOUT NOTICE  . . . . . . . . . . . . . . .   20
     Section 6.03   OTHER COVENANTS . . . . . . . . . . . . . . . . . . . .   20
     Section 6.04   OTHER SECURITY INSTRUMENT OBLIGATIONS . . . . . . . . .   20
     Section 6.05   REPRESENTATIONS . . . . . . . . . . . . . . . . . . . .   20
     Section 6.07   DEFAULTS UNDER OTHER AGREEMENTS . . . . . . . . . . . .   20
     Section 6.08   BANKRUPTCY  . . . . . . . . . . . . . . . . . . . . . .   21
     Section 6.09   ERISA . . . . . . . . . . . . . . . . . . . . . . . . .   21
     Section 6.10   MONEY JUDGMENT  . . . . . . . . . . . . . . . . . . . .   21
     Section 6.11   SECURITY INSTRUMENTS  . . . . . . . . . . . . . . . . .   21
     Section 6.12   CHANGE OF CONTROL . . . . . . . . . . . . . . . . . . .   21

                                   ARTICLE VII

                                    THE AGENT

     Section 7.01   APPOINTMENT OF AGENT  . . . . . . . . . . . . . . . . .   22
     Section 7.02   NATURE OF DUTIES OF AGENT . . . . . . . . . . . . . . .   22
     Section 7.03   LACK OF RELIANCE ON THE AGENT . . . . . . . . . . . . .   22
     Section 7.04   CERTAIN RIGHTS OF THE AGENT . . . . . . . . . . . . . .   22
     Section 7.05   RELIANCE BY AGENT . . . . . . . . . . . . . . . . . . .   23
     Section 7.06   INDEMNIFICATION OF AGENT  . . . . . . . . . . . . . . .   23

     Section 7.07   THE AGENT IN ITS INDIVIDUAL CAPACITY  . . . . . . . . .   23
     Section 7.08   SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . . .   23

                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01   NOTICES . . . . . . . . . . . . . . . . . . . . . . . .   24
     Section 8.02   AMENDMENTS, ETC . . . . . . . . . . . . . . . . . . . .   24
     Section 8.03   NO WAIVER; REMEDIES CUMULATIVE  . . . . . . . . . . . .   24
     Section 8.04   PAYMENT OF EXPENSES, INDEMNITIES, ETC . . . . . . . . .   24
     Section 8.05   SATISFACTION REQUIREMENT  . . . . . . . . . . . . . . .   26
     Section 8.06   BENEFIT OF AGREEMENT  . . . . . . . . . . . . . . . . .   26
     Section 8.07   ASSIGNMENTS AND PARTICIPATIONS. . . . . . . . . . . . .   26
     Section 8.08   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF
                    JURY TRIAL; ETC . . . . . . . . . . . . . . . . . . . .   27
     Section 8.09   INDEPENDENT NATURE OF LENDERS' RIGHTS . . . . . . . . .   29
     Section 8.10   INVALIDITY  . . . . . . . . . . . . . . . . . . . . . .   29
     Section 8.11   SURVIVAL OF AGREEMENTS  . . . . . . . . . . . . . . . .   29
     Section 8.12   RENEWAL, EXTENSION OR REARRANGEMENT . . . . . . . . . .   29
     Section 8.13   INTEREST  . . . . . . . . . . . . . . . . . . . . . . .   29
     Section 8.14   TAXES, ETC  . . . . . . . . . . . . . . . . . . . . . .   29
     Section 8.15   CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . .   29
     Section 8.16   ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . .   30
     Section 8.17   ATTACHMENTS . . . . . . . . . . . . . . . . . . . . . .   30
     Section 8.18   COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . .   30
     Section 8.19   EFFECTIVENESS; SURVIVAL OF INDEMNITIES  . . . . . . . .   30
     Section 8.20   HEADINGS DESCRIPTIVE  . . . . . . . . . . . . . . . . .   31
     Section 8.21   EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . .   31


ANNEXES

Annex I - Letter of Credit Commitments



SCHEDULES
Schedule 1 - Letters of Credit
Schedule 2 - Disclosures


EXHIBITS

Exhibit A - Form of Opinion of Fulbright & Jaworski
Exhibit B - Form of Assignment and Acceptance

                                CREDIT AGREEMENT


     THIS AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of this 31st day of March, 1995, among CRYSTAL OIL COMPANY, a Louisiana corporation (the "COMPANY"); BANKERS TRUST COMPANY, a New York state banking corporation, individually, as Issuing Bank and as Agent (in such capacity, the "AGENT"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, TEXAS COMMERCE BANK NATIONAL ASSOCIATION and the financial institutions hereafter parties hereto (collectively the "LENDERS").


                                    RECITALS

     WHEREAS, the Company, the Agent, the Issuing Bank and the Lenders entered into a Credit Agreement dated as of December 15, 1992, as amended by the First Amendment to Credit Agreement dated as of May 2, 1994, and the Second Amendment to Credit Agreement and Consent and Waiver, dated as of October 31, 1994 (collectively, the "1992 CREDIT AGREEMENT") pursuant to which the Agent, the Issuing Bank and the Lenders made loans to and issued letters of credit for the account of the Company; and

     WHEREAS, at the time and in consideration of the issuance of each Letter of Credit the Company entered into an application and agreement for irrevocable letter of credit (or similar agreement) with the Issuing Bank (each an "L/C AGREEMENT"); and

     WHEREAS, the Company sold certain properties (the "DIVESTMENT PROPERTIES") pursuant to a Purchase and Sale Agreement dated as of November 6, 1994 between the Company and Apache Corporation (the "PURCHASE AND SALE AGREEMENT"); and

     WHEREAS, on December 30, 1994 and in connection with the sale of the Divestment Properties, (i) the Company repaid in full the Revolving Credit Loans, the Term Loans and all other Lender Indebtedness (excluding Letter of Credit Liabilities and the L/C Note) outstanding under the 1992 Credit Agreement and terminated the Commitments (other than the Letter of Credit Commitments) under the 1992 Credit Agreement and (ii) the Agent and the Lenders released the Liens on the Divestment Properties securing the Lender Indebtedness; and

     WHEREAS, the Company has requested and the Agent, the Issuing Bank and the Lenders have further agreed, upon the terms and conditions herein stated, to amend and restate in its entirety the 1992 Credit Agreement;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the Company, the Agent, the Issuing Bank and the Lenders agree to amend and restate in its entirety the 1992 Credit Agreement and all the terms and provisions thereof to read in their entirety as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

     Section 1.01   DEFINITIONS.   As used herein, the following terms shall
have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

          "1992 CREDIT AGREEMENT" shall have the meaning assigned such term in the opening recitals of this Agreement.


          "AFFILIATE" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise.

          "AGENT" shall mean Bankers Trust Company, acting in the manner and to the extent described in Article VII.

          "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

          "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned such term in Section 8.07(b).

          "BANKRUPTCY CODE" shall have the meaning provided in Section 6.08.

          "BASE RATE" shall mean the higher of (i) the Prime Lending Rate in effect on such day or (ii) one-half of one percent (1/2%) plus the Federal Funds Rate in effect for such day (rounded upwards, if necessary, to the nearest 1/16th of 1%), but in no event to exceed the Highest Lawful Rate. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate or the Prime Lending Rate shall be effective on the effective date of such change in the Federal Funds Rate or the Prime Lending Rate, as the case may be. If for any reason the Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including but not limited to the inability or failure of the Agent to obtain sufficient bids or publications in accordance with the terms hereof, the Base Rate shall be the Prime Lending Rate until the circumstances giving rise to such inability no longer exists.

          "BTC" shall mean Bankers Trust Company, a New York state banking corporation, in its individual capacity and not as Agent.

          "BUSINESS DAY" shall mean any day excluding Saturday, Sunday and any other day on which banks are required or authorized to close in New York, New York or Houston, Texas.

          "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in the Cash Collateral Account Agreement.

          "CASH COLLATERAL ACCOUNT AGREEMENT" shall mean the Cash Collateral Account Agreement dated as of the Closing Date among the Agent, the Issuing Bank, the Lenders and the Company, as amended, supplemented or modified from time to time.

          "CHANGE OF CONTROL" shall mean a change resulting when any Unrelated Person or any Unrelated Persons acting together which would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) other than Quantum Fund N.V. or George Soros (or any Affiliate of either of them) shall at any time Beneficially Own more than 40% of the aggregate voting power of all classes of Voting Stock of the Company. As used herein (a) "BENEFICIALLY OWN" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended, or any successor provision thereto; PROVIDED, HOWEVER, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "GROUP" means a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended; (c) "UNRELATED PERSON" means at any time any Person other than the Company or any Subsidiary and other than any trust for any employee benefit plan of the Company or any Subsidiary of the Company; and (d) "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

          "CLOSING DATE" shall mean the as of date set forth in the opening paragraph of this Agreement.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          "COMPANY" shall mean Crystal Oil Company, a Louisiana corporation.

          "DEFAULT" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

          "DOLLAR" and the sign "$" shall mean lawful money of the United States of America.

          "EFFECTIVE DATE" shall have the meaning provided in Section 8.19.

          "ELIGIBLE TRANSFEREE" shall mean any financial institution which is a Lender as of the Effective Date or which is a commercial bank, a financial institution or an "accredited investor" (as defined in Regulation D) which makes loans in the ordinary course of its business and that makes or acquires loans for its own account in the ordinary course of its business and which has capital, surplus and undivided profits aggregating at least $250,000,000 (as of the date of its most recent financial statements).

          "ENVIRONMENTAL LAWS" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which the Company or its Subsidiaries are conducting or at any time have conducted business, or where any Property of the Company or its Subsidiaries is located, or where any hazardous substances generated by or disposed of by the Company or its Subsidiaries are located, including but not limited to the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conversation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws. The term "OIL" shall have the meaning specified in OPA; the terms "HAZARDOUS SUBSTANCE," "RELEASE" and "THREATENED RELEASE" have the meanings specified in CERCLA, and the terms "SOLID WASTE" and "DISPOSAL" (or "DISPOSED") have the meanings specified in RCRA; PROVIDED, HOWEVER, in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment, and PROVIDED, FURTHER, that, to the extent the laws of the state in which any Property of the Company or its Subsidiaries is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

          "ERISA AFFILIATE" shall mean each trade or business (whether or not incorporated) which together with the Company or a Subsidiary of the Company would be deemed to be a "SINGLE EMPLOYER" within the meaning of
     Section 4001(b)(1) of ERISA or Subsections 414(b), (c), (m) or (o) of the Code.

          "ERISA TERMINATION EVENT" shall mean (i) a "REPORTABLE EVENT" described in Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the PBGC under Subsections .14, .18, .19 or .20 of Part 2615 of the PBGC regulations), (ii) the withdrawal of the Company, a Subsidiary of the Company or any ERISA Affiliate from a Plan during a plan year in which it was a "SUBSTANTIAL EMPLOYER" as defined in Section 4001(a)(2) of ERISA,
     (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

          "EVENT OF DEFAULT" shall have the meaning provided in Article VI.

          "EXCLUDED LETTER OF CREDIT" shall mean that certain Irrevocable Standby Letter of Credit No. W-82762-S issued by BTC for the benefit of Fidelity and Deposit Company of Maryland and for the account of the Company for an amount not exceeding Three Hundred Thousand and No/100 Dollars ($300,000.00).

          "EXISTING TBT PROPERTIES" shall have the meaning assigned in Subsection 5.01(g).

          "FEDERAL FUNDS RATE" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "FINAL MATURITY DATE" shall mean December 31, 1997.

          "FINANCIAL STATEMENTS" shall mean the consolidated financial statement or statements of the Company and its Subsidiaries described or referred to in Section 4.06.

          "FORM 1001 CERTIFICATION" shall have the meaning provided in
     Section 2.13(f).

          "FORM 4224 CERTIFICATION" shall have the meaning provided in
     Section 2.13(f).

          "GAAP" shall mean generally accepted accounting principles as applied in accordance with Section 1.02.

          "GOVERNMENTAL AUTHORITY" shall mean any (domestic or foreign) federal, state, province, county, city, municipal or other political subdivision or government, department, commission, board, bureau, court, agency or any other instrumentality of any of them, which exercises jurisdiction over the Company or any of its Property or any Subsidiary of the Company or any of such Subsidiary's Property.

          "GOVERNMENTAL REQUIREMENT" shall mean any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including but not limited to any of the foregoing which relate to Environmental Laws, energy regulations and occupational, safety and health standards or controls) of any Governmental Authority.

          "HIGHEST LAWFUL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the L/C Note or on other Lender Indebtedness, as the case may be, under the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to each respective Lender and the Transactions which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.


          "INDEBTEDNESS" of any Person shall mean:

               (i) all obligations of such Person which in accordance with GAAP would be shown on the balance sheet of such Person as a liability (including, but not limited to, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments);

               (ii) all rental obligations under leases required to be capitalized under GAAP;

               (iii) all guarantees (direct or indirect), all contingent reimbursement obligations under undrawn letters of credit and other contingent obligations of such Person in respect of, or obligations to purchase or otherwise acquire or to assure payment of, Indebtedness of others; and

               (iv) Indebtedness of others secured by any Lien upon Property owned by such Person, whether or not assumed.

          "INTEREST RATE SWAP AGREEMENT" shall mean any rate swap, rate cap, rate floor, rate collar, forward rate agreement or other rate protection agreement or option with respect to any such transaction, designed to hedge against fluctuations in interest rates.

          "ISSUING BANK" shall mean, for each Letter of Credit, BTC as the issuing bank for such Letter of Credit.

          "L/C AGREEMENTS" shall have the meaning assigned such term in the opening recitals of this Agreement.

          "L/C NOTE" shall mean the promissory note of the Company dated December 15, 1992 made by the Company and payable to the Issuing Bank and being in the in the original principal amount of $10,000.00, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

          "LENDER INDEBTEDNESS" shall mean any and all amounts owing or to be owing by the Company to the Agent, the Issuing Bank or the Lenders with respect to or in connection with any Letter of Credit Liabilities, the L/C Note, this Agreement, or any other Security Instrument.

          "LENDER" shall have the meaning assigned such term in the opening paragraph of this Agreement.
          "LENDING OFFICE" shall mean for each Lender the office specified opposite such Lender's name on the signature pages hereof, or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office as such Lender may designate in writing from time to time to the Company and the Agent.

          "LETTER OF CREDIT" shall mean those certain letters of credit listed on Schedule 1 issued by the Issuing Bank at the request and for the account of the Company or its Subsidiaries, which letters of credit shall remain outstanding pursuant to the terms and conditions set forth therein and in this Agreement, together with any extensions hereafter granted on any such letters of credit and any new letters of credit hereafter issued by the Issuing Bank in renewal, replacement or extension of any such letters of credit.

          "LETTER OF CREDIT COMMITMENT" shall mean, with respect to each Lender, the obligation of such Lender to reimburse the Issuing Bank, pursuant to
     Section 2.09(b), such Lender's Percentage Share of each draw under a Letter of Credit, as such amount may be reduced, subject to such renewals, replacements and extensions of the Letters of Credit contemplated herein, by scheduled and automatic reductions in the maximum amount payable under the Letters of Credit.

          "LETTER OF CREDIT LIABILITIES" shall mean, at any time and in respect of any Letter of Credit, the sum of (i) the amount available for drawings under such Letter of Credit plus (ii) the aggregate unpaid amount of all Reimbursement Obligations at the time due and payable in respect of previous drawings made under such Letter of Credit.

          "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to be the owner of any

     Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

          "MATERIAL ADVERSE EFFECT" shall mean any material and adverse effect on the business, financial condition, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

          "OTHER TAXES" shall have the meaning provided in Subsection 2.13(b).

          "PAYMENT OFFICE" shall mean the Agent's office located at One Bankers Trust Plaza, 130 Liberty Street, Loan Division-14th Floor, New York, New York 10006, Attention: Mary Rodwell.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

          "PERCENTAGE SHARE" shall mean, as to any Lender, the fraction, expressed as a percentage, the numerator of which is the amount of such Lender's Letter of Credit Commitment and Letter of Credit Liabilities and the denominator of which is the amount of the aggregate Letter of Credit Commitments.

          "PERSON" shall mean any individual, partnership, firm, corporation (including, but not limited to, the Company), association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof; PROVIDED,HOWEVER, for the purpose of the definition of "Change of Control," "PERSON" shall mean a "person" or group of persons within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

          "PLAN" shall mean any employee pension benefit plan, as defined in
     Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate, or (ii) was at any time during the six calendar years preceding the date of this Agreement sponsored, maintained or contributed to by the Company, a Subsidiary or an ERISA Affiliate; provided, however, that the term "Plan" shall not include any Plan maintained by any Subsidiary of the Company which was acquired after the Closing Date unless the inclusion of such Plan would result in a Material Adverse Effect.

          "PRIME LENDING RATE" shall mean the rate which BTC announces from time to time as its prime lending rate, as in effect from time to time. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTC may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

          "QUARTERLY DATES" shall mean the last day of each March, June, September and December.

          "REGISTER" shall mean the register maintained by the Agent at its Payment Office showing the name and address of each Lender and its Letter of Credit Commitment.

          "REGULATION D" and "REGULATION U" shall mean Regulation D and Regulation U, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

          "REIMBURSEMENT OBLIGATIONS" shall mean, at any date, the obligations of the Company then outstanding in respect of the Letters of Credit, to reimburse the Agent for the account of the Issuing Bank for the amount paid by the Issuing Bank in respect of any drawings under the Letters of Credit.

          "REQUIRED LENDERS" shall mean at any time, (a) Lenders holding at least 66-2/3% of the sum of (i) the then unpaid Reimbursement Obligations, plus (ii) the Letter of Credit Commitments, or, (b) if no such principal amount is then outstanding, Lenders holding at least 66-2/3% of the Letter of Credit Commitments.

          "SECURITY INSTRUMENTS" shall mean this Agreement, the Cash Collateral Account Agreement and any and all other agreements or instruments hereafter executed and delivered by the Company, any Subsidiary of the Company or any other Person (other than participation, agency or similar agreements among the Lenders or between any Lender and any other bank or creditor with respect to any indebtedness or obligations of the Company hereunder) in connection with, or as security for the payment or performance of the Lender Indebtedness, including, but not limited to, the L/C Note or this Agreement, as such agreements may be amended or supplemented from time to time.

          "SUBSIDIARY" of any Person shall mean a corporation of which a majority of the outstanding shares of stock of each class having ordinary voting power is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries; provided that no foreign subsidiary of the Company shall be considered a Subsidiary.

          "TANGIBLE NET WORTH" shall mean as to the Company, at any time and from time to time, the sum of preferred or common stock not subject to a mandatory redemption obligation as of the date of determination, par value of common stock, additional paid-in capital of common stock, and retained earnings less treasury stock (if any), less good will, cost in excess of net assets acquired and all other assets as are properly classified as intangible assets.

          "TAXES" shall have the meaning provided in Subsection 2.13(a).

          "TAX LESSORS" shall have the meaning assigned such term in Subsection 5.01(g).

          "TBT LEASES" shall mean those certain safe harbor leases entered into by the Company pursuant to the provisions of the Internal Revenue Code of 1954, as amended, in effect at the time such safe harbor leases were entered into, in connection with which Letters of Credit were issued.

          "TRANSACTIONS" shall mean the transactions provided for in and contemplated by this Agreement, the other Security Instruments and the L/C Note.

          "TBT PROPERTIES" shall have the meaning assigned in Subsection
     5.01(g).

          "TRANSFERRED TBT PROPERTIES" shall have the meaning assigned in Subsection 5.01(g).

     Section 1.02 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared and all financial records shall be maintained in accordance with GAAP applied on a basis consistent with the financial statements referred to in Subsection 4.06(a) except to the extent that a different accounting treatment is required by GAAP then applicable to the Company and its Subsidiaries and with which the Company's independent public accountants shall have concurred.

     Section 1.03 OTHER DEFINITIONAL TERMS. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule, exhibit and like references are to this Agreement unless otherwise specified.

                                   ARTICLE II

             AMOUNT AND TERMS OF PURCHASE, RENEWAL AND REARRANGEMENT

     Section 2.01   LETTER OF CREDIT COMMITMENTS.   Each Lender severally agrees
that it has heretofore purchased from the Issuing Bank and currently holds a participation, to the extent of such Lender's Percentage Share and in the amount of such Lender's Letter of Credit Commitment, in each Letter of Credit and the related Letter of Credit Liabilities and all rights, titles, interests, liens, security interests, equities and privileges existing and to exist in connection with or as security for such Letters of Credit.

     Section 2.02   NOTES.    The L/C Note shall remain in full force and
effect.

     Section 2.03 DEFAULT INTEREST. In all cases subject to Section 8.13, overdue principal and, to the extent permitted by law, overdue interest in respect of the L/C Note and all other amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to three percent (3%) in excess of the Base Rate in effect for each such day.

     Section 2.04 PREPAYMENTS. The L/C Note may not be prepaid either in whole or in part so long as any Letter of Credit remains outstanding.

     Section 2.05   FEES.     The Company shall pay to the Agent for the account
of and pro rata distribution to each Lender a letter of credit commission (calculated separately for each Letter of Credit) computed at the rate of 3/4 of 1% per annum on the daily average of the amount of such Letter of Credit for the period from the Effective Date to the earlier of (i) the expiry date thereof,
(ii) the date on which such Letter of Credit is returned to the Agent and cancelled, or (iii) the date on which a draft drawn thereunder in the full amount of the Letter of Credit is funded by the Issuing Bank. Such Letter of Credit commission shall be payable on each Quarterly Date occurring while any Letter of Credit remains issued and outstanding; provided, however, that, with respect to any Letter of Credit, upon the occurrence of any event described in
(i), (ii) and (iii) of the preceding sentence, then such commission shall be payable with respect to such Letter of Credit upon the occurrence of such event.

     Section 2.06   PAYMENTS, ETC.

          (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Agent on behalf of the Lenders without defense, set-off or counterclaim to the Agent not later than 11:00 a.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. The Agent will promptly thereafter distribute funds in the form received relating to the payment of principal or interest or commitment fees ratably to the Lenders for the account of their respective Lending Offices, and funds in the form received relating to the payment of any other amount payable to any Lender to such Lender for the account of its Lending Office.

          (b) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

          (c) All computations of interest shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall, except for manifest error, be final, conclusive and binding for all purposes.


     Section 2.07   CAPITAL ADEQUACY.   If, by reason of (i) after the date
hereof, the introduction of or any change (including, but not limited to, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law) that affects or would affect the amount of capital required to be maintained by any Lender or the Issuing Bank or any corporation controlling such Lender or Issuing Bank, and the amount of such capital is increased by or based upon the existence of such Lender's Letter of Credit Commitment hereunder or of the Letters of Credit (or similar contingent obligations), then, within 30 days after written request therefor by such Lender or Issuing Bank (with a copy of such request to the Agent), the Company shall pay to the Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank for the increased cost of such additional capital in light of such circumstances, to the extent that such Lender or Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's Letter of Credit Commitment hereunder or to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts, submitted to the Company and the Agent by such Lender or Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

     Section 2.08 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or reduction (including, but not limited to, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy
Code) of any obligation of the Company hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Percentage Share of payments or reductions on account of such obligations obtained by all the Lenders, such Lender shall forthwith (i) notify each of the other Lenders and the Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each Lender in accordance with such Lender's Percentage Share, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest. The Company agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation.

     Section 2.09   LETTERS OF CREDIT.

          (a) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, the Issuing Bank shall promptly notify the Company and the Agent of such demand (provided that the failure of an Issuing Bank to give such notice shall not affect the reimbursement obligations of the Company hereunder) and the Company shall reimburse the Issuing Bank for any amount paid by the Issuing Bank upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind in an amount, in same day funds, equal to the amount of such drawing.


          (b) If the Company fails to reimburse the Issuing Bank as provided in Subsection 2.09(a) above, the Issuing Bank shall promptly notify the Agent and the Agent shall notify each Lender of the unreimbursed amount of such drawing and of such Lender's respective participation therein based on such Lender's Percentage Share. Each Lender will pay to the Agent for the account of the Issuing Bank on the date of such notice an amount equal to such Lender's Percentage Share of such unreimbursed drawing (or, if such notice is made after 11:00 a.m. New York time on such date, on the next succeeding Business Day). If any Lender fails to make available to the Issuing Bank the amount of such Lender's participation in such Letter of Credit as provided in this Subsection 2.09(b), the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest at the customary rate set by the Issuing Bank for the correction of errors among banks for one Business Day and thereafter at the Base Rate. Nothing in this Subsection 2.09(b) shall be deemed to prejudice the right of any Lender to recover from the Issuing Bank any amounts made available by such Lender to the Issuing Bank pursuant to this Subsection if it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit by such Issuing Bank was wrongful and such wrongful payment was the result of gross negligence or wilful misconduct on the part of the Issuing Bank. The Issuing Bank shall pay to the Agent and the Agent to each Lender such Lender's Percentage Share of all amounts received from the Company for payment, in whole or in part, of the Reimbursement Obligation in respect of any Letter of Credit, but only to the extent such Lender has made payment to the Issuing Bank in respect of such Letter of Credit pursuant to this Subsection.

     Section 2.10 ASSUMPTION OF RISKS. The Company assumes all risks of the acts or omissions of beneficiaries of any of the Letters of Credit with respect to their use of the Letters of Credit. Except in the case of gross negligence or willful misconduct on the part of the Agent, the Issuing Bank or any of their respective employees, neither the Agent, the Issuing Bank nor their respective correspondents shall be responsible for (i) the validity or genuineness of certificates or other documents, even if such certificates or other documents should in fact prove to be invalid, fraudulent or forged; (ii) errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; (iii) errors in translation or for errors in interpretation of technical terms; or (iv) any other consequences arising from causes beyond the Agent's or the Issuing Bank's control or the control of the Agent's or the Issuing Bank's correspondents. In addition, neither the Agent nor the Issuing Bank shall be responsible for any error, neglect, or default of any of the Agent's or the Issuing Bank's correspondents. None of the above shall affect, impair or prevent the vesting of any of the Agent's or the Issuing Bank's rights or powers hereunder, which rights shall be cumulative. The Agent and the Issuing Bank and the Agent's and the Issuing Bank's correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation.

     Section 2.11 L/C AGREEMENTS. To the extent that any of the terms expressly provided in this Agreement conflict with terms expressly set forth in the L/C Agreements, the terms of this Agreement shall control. To the extent that terms set forth in the L/C Agreements supplement the terms of this Agreement or are otherwise in addition to the terms expressly provided for in this Agreement, the L/C Agreements shall control. It is agreed that the L/C Agreements are owned severally by the Lenders in their respective Percentage Shares and each such Lender, even though it may not be a party to such L/C Agreement, shall be entitled to exercise, through the Issuing Bank and pursuant to the terms of this Agreement, all rights, remedies and benefits provided for in such L/C Agreements. The Company acknowledges that all terms and provisions of the L/C Agreements are and shall remain in full force and effect and are hereby ratified and confirmed in all respects and the execution, delivery and effectiveness of this Agreement and the other Security Instruments shall not operate as a waiver of any provision of the L/C Agreements except to the extent expressly provided to the contrary.

     Section 2.12 EXCLUDED LETTER OF CREDIT. It is understood and agreed by and among the Issuing Bank, the Agent, the Lenders and the Company that none of the Lenders other than BTC shall have any rights or obligations in respect to the Excluded Letter of Credit or the repayment obligations of the Company existing in connection therewith. Nonetheless, the Excluded Letter of Credit reimbursement obligation shall constitute Lender Indebtedness payable in its full amount to the Agent for the benefit of BTC and that in the event the Excluded Letter of Credit is funded, BTC shall be entitled to keep 100% of any principal, interests and other costs and expenses associated with the Excluded Letter of Credit paid to the Agent by the Company and designated by the Company as payment of the Company's reimbursement obligation existing in connection with the Excluded Letter of Credit. In the event the Agent receives any payment under this Agreement after any draw under the Excluded Letter of Credit has been funded by BTC, which payment is not designated as a repayment of such Excluded Letter of Credit reimbursement obligation, the Agent shall increase the pro rata portion of any such payment paid to BTC to include such Excluded Letter of Credit reimbursement obligation until such time as such reimbursement obligation has been repaid in full.

     Section 2.13   TAXES.

          (a) Any and all payments by the Company hereunder shall be made, in accordance with Section 2.06, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States of America or any state or other subdivision thereof, EXCLUDING, in the case of each Lender, the Agent and the Issuing Banks, taxes that would not be imposed but for a connection between such Lender, such Agent or such Issuing Bank, as the case may be, and the jurisdiction imposing such tax, other than a connection arising solely by virtue of the activities of such Lender, such Agent or such Issuing Bank, as the case may be, pursuant to or in respect of this Agreement or under any other Security Instrument, including, without limitation, entering into, lending money, extending credit or issuing Letters of Credit pursuant to, receiving payments under, or enforcing, this Agreement or any other Security Instrument (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Banks or the Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, such Issuing Bank or the Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

          (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment and Acceptance or any other Security Instrument (hereinafter referred to as "OTHER TAXES").

          (c) The Company will indemnify each Lender, the Issuing Bank, and the Agent for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender or the Issuing Bank or the Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any payment pursuant to such indemnification shall be made within 30 days after the date any Lender, the Issuing Bank or the Agent, as the case may be, makes written demand therefor. If any Lender, the Issuing Bank or the Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, the Issuing Bank or the Agent has received payment from the Company hereunder it shall promptly notify the Company of such refund or credit and shall, within 30 days after receipt of a request by the Company (or promptly upon receipt, if the Company has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Company without interest (but with any interest so refunded or credited), provided that the Company, upon the request of such Lender, the Issuing Bank or the Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender, the Issuing Bank or the Agent in the event such Lender, the Issuing Bank or the Agent is required to repay such refund or credit.

          (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Lender, the Issuing Bank or the Agent, the Company will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this
     Section 2.13 shall survive the payment in full of principal and interest hereunder.

          (f) Each Lender represents that it is either (i) organized under the laws of the United States of America or any state thereof or (ii) entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is organized under the laws of the United States of America or any state thereof agrees to provide to the Company and the Agent on the Effective Date, or on the date of its delivery of the Assignment and Acceptance pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Company or the Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form 4224 (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "FORM 4224 CERTIFICATION") or (B) Internal Revenue Service Form 1001 (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "FORM 1001 CERTIFICATION").

     In addition, each Lender agrees that if it previously filed a Form 4224 Certification it will deliver to the Company and the Agent a new Form 4224 Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form 1001 Certification, it will deliver to the Company and the Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Company and the Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, PROVIDED that the circumstances of the Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) applicable law, regulation or treaty, or in any official application thereof or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Company and the Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Company and the Agent have received a Form 1001 Certification or Form 4224 Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Company shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section or (ii) the Company or the Agent as a result of their reliance on any such form or certificate which it has provided to them pursuant to this Section.

          (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.13 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or the Agent or to change the jurisdiction of its applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise materially disadvantageous to such Lender.

          (h) Notwithstanding any of the provisions of this Section 2.13, the Company shall have no obligation or liability with respect to the payment of any income taxes of any Lender.

                                   ARTICLE III

                                 EFFECTIVE DATE

     Section 3.01   CONDITIONS PRECEDENT.    As a condition precedent to the
effectiveness of this Agreement, the Company shall have delivered to the Agent (unless waived by the Agent) at least three Business Days' advance written notice of the proposed Effective Date, which shall be a Business Day, the following, each dated as of the date of such date, in form and substance satisfactory to the Agent, with an original thereof for the Agent and with sufficient copies thereof for each Lender:


          (a)  RESOLUTIONS AND INCUMBENCY CERTIFICATES -

               (i) certified copies of the resolutions of the Board of Directors of the Company approving, as appropriate, this Agreement, the L/C Note and the other Security Instruments, and all other documents, if any, to which the Company is a party evidencing corporate authorization with respect to such documents; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company certifying (x) the name, title and true signature of each officer of the Company authorized to execute this Agreement, and the other Security Instruments and (y) that attached thereto is a true and complete copy of the articles of incorporation and bylaws of the Company, as amended to date, and a recent good standing certificate.

          (b) OPINIONS OF COUNSEL - The opinion of Fulbright & Jaworski, counsel to the Company, substantially in the form of Exhibit A.

          (c)  THE SECURITY INSTRUMENTS - the Cash Collateral Account Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Agreement, the Company represents and warrants to the Lenders (which representations and warranties will survive the execution and delivery of this Agreement) that:

     Section 4.01 CORPORATE EXISTENCE. The Company is a corporation duly organized, legally existing and in good standing under the laws of the State of Louisiana and is duly qualified as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

     Section 4.02 CORPORATE POWER AND AUTHORIZATION. The Company is duly authorized and empowered to execute, deliver and perform the Security Instruments, including this Agreement; and all corporate action on the Company's part requisite for the due creation and issuance of the L/C Note and for the due execution, delivery and performance of the Security Instruments, including this Agreement has been duly and effectively taken.

     Section 4.03 BINDING OBLIGATIONS. This Agreement does, and the L/C Note and other Security Instruments upon their creation, issuance, execution and delivery will, when issued and delivered under this Agreement, constitute valid and binding obligations of the Company, and will be enforceable in accordance with their respective terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights and subject to the availability of equitable remedies).

     Section 4.04 NO LEGAL BAR OR RESULTANT LIEN. The L/C Note and the Security Instruments, including this Agreement do not and will not violate or create a default under any provisions of the articles or certificate of incorporation or bylaws of the Company or any Subsidiary of the Company, or any contract, agreement, instrument or Governmental Requirement to which the Company or any Subsidiary of the Company is subject, or result in the creation or imposition of any Lien upon any Properties of the Company or any Subsidiary of the Company, other than those violations and defaults that would not affect the Company's use of such Properties or those permitted by this Agreement.

     Section 4.05 NO CONSENT. The Company's execution, delivery and performance of the L/C Note and the Security Instruments, including this Agreement do not require notice to or filing or registration with, or the authorization, consent or approval of or other action by any other Person, including, but not limited to, any Governmental Authority.

     Section 4.06   FINANCIAL INFORMATION.

          (a) The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1993, and the related consolidated statements of income, retained earnings and statement of cash flows for the 12-month period then ended, including in each case the related schedules and notes, reported on by KPMG Peat Marwick, true copies of which have been previously delivered to each of the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at the date thereof and the consolidated results of operations and statement of cash flows for such period, in accordance with generally accepted accounting principles applied on a consistent basis.

          (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries as at September 30, 1994, and the related unaudited consolidated statements of income, retained earnings and statement of cash flows for the nine months then ended, certified by the chief financial officer of the Company, true copies of which have been previously delivered to the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at the date thereof and the consolidated results of operations and statement of cash flows for such period in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in Subsection 4.06(a), subject to normal year-end audit adjustments.

     Section 4.07 LITIGATION. There is no action, suit or proceeding, or any governmental investigation or any arbitration, in each case pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any material Property of any thereof before any court or arbitrator or any Governmental Authority which challenges the validity of this Agreement, the L/C Note, the Reimbursement Obligations or any of the other Security Instruments.

     Section 4.08 COMPLIANCE WITH ERISA. Except as set forth in Schedule 2 hereto, neither the Company, the Subsidiaries of the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the Closing Date sponsored, maintained or contributed to, any Plan, including, but not limited to, any Plan which is a "multi-employer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA. Except as set forth in Schedule 2, each Plan described in such schedule has been terminated with no resulting liability to the PBGC. No act, omission or transaction has occurred which could result in imposition on the Company, any Subsidiary of the Company or any ERISA Affiliate (whether directly or directly) of (i) either a civil penalty assessed pursuant to Sections 502(c) or 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code, or (ii) breach of fiduciary duty liability damages under Section 409 of ERISA, which in each case would have a Material Adverse Effect.

     Section 4.09 TAXES; GOVERNMENTAL CHARGES. The Company and its Subsidiaries have filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon any of them or upon any of their respective Properties or income which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof if required in accordance with generally accepted accounting principles for the payment thereof, except such interest and penalties as are being contested in good faith by appropriate actions or proceedings and for which adequate reserves for the payment thereof as required by general accepted accounting principles have been provided.

     Section 4.10 DEFAULTS. Neither the Company nor any Subsidiary of the Company is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default (in any respect that would have a Material Adverse Effect) under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other instrument or agreement evidencing or pertaining to any Indebtedness of the Company or any Subsidiary of the Company, or under any material agreement or instrument to which the Company or any Subsidiary of the Company is a party or by which the Company or any Subsidiary of the Company is bound, except as disclosed to the Lenders in Schedule 2 hereto. No Default hereunder has occurred and is continuing.

     Section 4.11 COMPLIANCE WITH THE LAW. Neither the Company nor any Subsidiary of the Company:

          (a)  is in violation of any Governmental Requirement; or

          (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective business;

which violation or failure would have (in the event that such a violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect.

     Section 4.12 NO MATERIAL MISSTATEMENTS. No information, exhibit or report furnished to the Agent or the Lenders by the Company or any Subsidiary of the Company in connection with the negotiation of this Agreement contained any material misstatement of fact or, when such statement is considered with all other written statements furnished to the Lenders in that connection, omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

     Section 4.13 INVESTMENT COMPANY ACT. The Company is not an "investment company" or a company "controlled" by an "investment company" that is incorporated in or organized under the laws of the United States or any "State," as those terms are defined in the Investment Company Act of 1940, as amended. The execution and delivery by the Company and its Subsidiaries of this Agreement and the other Security Instruments to which they respectively are parties and their respective performance of the obligations provided for therein, will not result in a violation of the Investment Company Act of 1940, as amended.

     Section 4.14 PUBLIC UTILITY HOLDING COMPANY ACT. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.


                                    ARTICLE V

                                    COVENANTS

     Section 5.01 CERTAIN AFFIRMATIVE COVENANTS. So long as any Lender has any Letter of Credit Commitment hereunder or the L/C Note or the Reimbursement Obligation shall remain unpaid, or any one or more of the Letters of Credit or the Excluded Letter of Credit shall remain outstanding, the Company will at all times comply with the following covenants:

          (a) MAINTENANCE AND COMPLIANCE, ETC. The Company will preserve and maintain its corporate existence, rights and franchises, and the Company will and will cause each of its Subsidiaries to observe and comply in all material respects with all Governmental Requirements, except where such failure would not have a Material Adverse Effect.

          (b) PAYMENT OF TAXES AND CLAIMS, ETC. The Company will pay, and cause each of its Subsidiaries to pay, (i) all taxes, assessments and governmental charges imposed upon it or upon its Property, and (ii) all claims of $5,000,000 or more in the aggregate (including, but not limited to, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its Property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate action or proceedings for which adequate reserves for the payment thereof as required by generally accepted accounting principles have been provided.

          (c) FURTHER ASSURANCES. The Company will cure promptly any defects in the creation and issuance of the L/C Note and the execution and delivery of the Security Instruments, including this Agreement. The Company at its expense will as promptly as practical execute and deliver to the Agent upon request all such other and further documents, agreements and instruments (or cause any of its Subsidiaries to take such action) in compliance with or accomplishment of the covenants and agreements of the Company or any of its Subsidiaries in the Security Instruments, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the L/C Note or other Lender Indebtedness, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security

     Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

          (d) PERFORMANCE OF OBLIGATIONS. The Company will pay the L/C Note according to the reading, tenor and effect thereof; and the Company will do and perform every act and discharge all of the obligations provided to be performed and discharged by the Company under the Security Instruments, including this Agreement, at the time or times and in the manner specified.

          (e) ACCOUNTS AND RECORDS. The Company will keep and will cause each Subsidiary of the Company to keep proper books of record and account in which full, true and correct entries will be made of all financial or business dealings or transactions in relation to their respective business and activities.

          (f) RIGHT OF INSPECTION. The Company will permit and will cause each Subsidiary to permit any officer, employee or agent of the Agent or any of the Lenders to visit and inspect any of the Properties of the Company or any Subsidiary of the Company, examine the Company's or any such Subsidiary's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Company or any Subsidiary of the Company with the Company's or such Subsidiary's officers, accountants and auditors, as often and all at such reasonable times during normal business hours as may be reasonably requested by the Agent or any of the Lenders may desire; provided that the Company shall not be required to disclose to the Agent or any Lender any information which is the subject of attorney-client privilege or attorney's work product privilege properly asserted by the Company to prevent the loss of such privilege in connection with such information.

          (g) TBT LEASES. As a result of the TBT Leases, which cover certain Properties of the Company (the "EXISTING TBT PROPERTIES") and certain Properties which were sold or transferred by the Company prior to the Closing Date (the "TRANSFERRED TBT PROPERTIES" and collectively with the Existing TBT Properties, the "TBT PROPERTIES"), various parties other than the Company (the "TAX LESSORS") have acquired ownership of the TBT Properties for purposes of federal income tax only. The Company agrees that during the term of the TBT Leases (i) its interest in the Existing TBT Properties excludes any interest in the federal income tax ownership thereof to the extent that any such interest is subject to the TBT Leases; and (ii) upon any sale or other transfer of the TBT Properties to any Person, including but not limited to any such transfer in foreclosure or in lieu of foreclosure (other than a sale or other transfer described in Treas. Reg. SECTION 5c.168(f)(8)(2)(a)(6)), the Company will (x) promptly pay all penalty payments pursuant to the TBT Leases in connection with such sale or transfer (other than those penalty payments paid by any purchaser or transferee of the Transferred TBT Properties) or (y) with respect to the Existing TBT Properties, cause such transferee to enter into an agreement satisfactory to the Required Lenders to the effect that such transferee will take, and will cause its successors and assigns to take, such steps as may be necessary or appropriate under applicable Treasury Regulations to assure that such transfer(s) does not terminate the TBT Leases with respect to the Existing TBT Properties. An assignment substantially in the form of the assignment used to sell and transfer the Transferred TBT Properties shall be acceptable to the Lenders.

     Section 5.02 REPORTING COVENANTS. So long as any Lender has any Letter of Credit Commitment hereunder or the L/C Note or the Reimbursement Obligation shall remain unpaid, or any one or more of the Letters of Credit or the Excluded Letter of Credit shall remain outstanding, the Company will furnish to each
Lender:

          (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 120 days after the end of each calendar year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statement of income, retained earnings and statement of cash flows of the Company and its Subsidiaries for such calendar year, setting forth in each case in comparative form the figures for the previous calendar year, all in reasonable detail and accompanied by a report thereon of KPMG Peat Marwick or other independent public accountants of comparable recognized national standing, which such report shall state that such consolidated financial statements present fairly the consolidated financial condition as at the end of such calendar year, and the consolidated results of operations and statement of cash flows for such calendar year, of the Company and its Subsidiaries in accordance with generally accepted accounting standards consistently applied, except for such changes in principles with which such independent public accountants shall have concurred.

          (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 60 days after the end of each of the first three calendar quarters of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter and the related consolidated statement of income, retained earnings and statement of cash flows of the Company and its Subsidiaries for such calendar quarter and for the portion of the Company's calendar year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous calendar year, all in reasonable detail and certified by the chief financial officer of the Company that they are complete and correct and fairly present the consolidated financial condition as at the end of such calendar quarter, and the consolidated results of operations and statement of cash flows for such calendar quarter and such portion of the Company's calendar year, of the Company and its Subsidiaries in accordance with generally accepted accounting standards consistently applied (subject to normal, year-end audit adjustments).

          (c) NO DEFAULT/COMPLIANCE CERTIFICATE. Together with the financial statements required pursuant to subsections (a) and (b) above, a certificate of the President or the chief financial officer of the Company
     (i) stating that a review of such financial statements during the period covered thereby and of the activities of the Company and its Subsidiaries have been made under his supervision with a view to determining whether the Company and its Subsidiaries have fulfilled all of their obligations under this Agreement, the other Security Instruments, and the L/C Note;
     (ii) stating that the Company and its Subsidiaries have fulfilled their obligations under such instruments, or if there shall be a Default or Event of Default, specifying the nature and status thereof and the Company's proposed response thereto; (iii) demonstrating in reasonable detail compliance (including, but not limited to, showing all material calculations) as at the end of such calendar year or such calendar quarter with Subsection 5.03; and (iv) containing or accompanied by such financial or other details, information and material as the Agent may reasonably request to evidence such compliance.

          (d) TBT LEASE DEMANDS, ETC. Promptly after the Company learns of the occurrence of any demand for payment by any Tax Lessor or any default, or any notice of request for audit by the Internal Revenue Service or any Tax Lessor with respect to any of the TBT Leases, written notice of such demand, default or notice.

          (e) NOTICE OF CERTAIN EVENTS. Promptly after the Company learns of the receipt or occurrence of any of the following, a certificate of the Chief Financial Officer of the Company specifying (i) any official notice of any violation, possible violation, non-compliance or possible non-compliance, or claim made by any Governmental Authority pertaining to all or any part of the Properties of the Company or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect;
     (ii) any event which constitutes a Default or Event of Default, together with a detailed statement specifying the nature thereof and the steps being taken to cure such Default or Event of Default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness in excess of $5,000,000 of the Company or any of its Subsidiaries with respect to a claimed default, together with a detailed statement specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company or its Subsidiary is taking or proposes to take with respect thereto; (iv) any default or noncompliance of any party to any of the Security Instruments with any of the terms and conditions thereof or any notice of termination or other proceedings or actions which might adversely affect any of the Security Instruments;
     (v) any event or condition which violates any Environmental Law and which could potentially have a Material Adverse Effect or which could potentially result in remedial obligations having a Material Adverse Effect, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such event or condition; or (vi) any event or condition which may reasonably be expected to have a Material Adverse Effect.

          (f) SHAREHOLDER COMMUNICATIONS, FILINGS, ETC. Upon request, copies of all financial statements, reports and proxy statements mailed to the Company's shareholders, and copies of all registration statements, periodic reports and other documents (other than preliminary filings under Section 14 of the Securities Exchange Act of 1934, as amended, and transmittal letters) filed with or received by the Company in connection therewith from the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

          (g) LITIGATION. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against the Company, any Subsidiary thereof or any material Property of any thereof; or (ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration, in either case in which the amount involved is in excess of $5,000,000 and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect.

          (h) ERISA. Promptly after (i) the Company's obtaining knowledge of the occurrence thereof, notice that an ERISA Termination Event or a "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan has occurred, which such notice shall specify the nature thereof, the Company's proposed response thereto and, where known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (ii) the Company's obtaining knowledge thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan.

          (i) SCHEDULE OF TBT LEASE PAYMENTS. As of the end of any calendar quarter and calendar year in which the Company or any of its Subsidiaries makes one or more penalty payments pursuant to the TBT Leases in excess of $50,000 to the Lenders, a schedule indicating the total amount of penalty payments and detailing the amount of each penalty payment in excess of $50,000 made during such quarter or year, as applicable, the Person to whom such payment was made and the TBT Lease to which such payment relates.

          (j) OTHER INFORMATION. With reasonable promptness, such other information about the business and affairs and financial condition of the Company or its Subsidiaries as any Lender may reasonably request from time to time.

     Section 5.03 TANGIBLE NET WORTH COVENANT. So long as any Lender has any Letter of Credit Commitment hereunder or the L/C Note or the Reimbursement Obligation shall remain unpaid, or any one or more of the Letters of Credit or the Excluded Letter of Credit shall remain outstanding, the Company will maintain Tangible Net Worth in an amount not less than $60,000,000.

     Section 5.04 NEGATIVE COVENANT REGARDING ERISA COMPLIANCE. So long as any Lender has any Letter of Credit Commitment hereunder or the L/C Note or the Reimbursement Obligation shall remain unpaid, or any one or more of the Letters of Credit or the Excluded Letter of Credit shall remain outstanding, the Company shall not:

          (i) Engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Company, a Subsidiary of the Company or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to Sections 502(c) or 502(i) of ERISA or a tax imposed by
     Section 4975 of the Code, except where such assessment or imposition would not have Material Adverse Effect;

          (ii) Terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Company, a Subsidiary of the Company or any ERISA Affiliate to the PBGC;

          (iii) Fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Company, a Subsidiary of the Company or any ERISA Affiliate is required to pay as contributions thereto, except where the failure to make such payments would not have Material Adverse Effect;

          (iv) Permit to exist, or allow any ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived, with respect to any Plan, except where the existence of such a deficiency would not have a Material Adverse Effect;

          (v) Contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any "multiemployer plan" as such term is defined in Section 3(37) or 4001(a)(3) of ERISA;

          (vi) Acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Company or a Subsidiary of the Company or with respect to any ERISA Affiliate of the Company or a Subsidiary of the Company if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any "multiemployer plan" as such term is defined in
     Section 3(37) or 4001(a)(3) of ERISA, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (vii) Fail to pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to Sections 4006 and 4007 of ERISA, except where such failure would not have a Material Adverse Effect; or

          (viii) Amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Company, a Subsidiary of the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Code.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

     Upon the occurrence and during the continuance of any of the following specified events (each an "EVENT OF DEFAULT"):

     Section 6.01 PAYMENTS. The Company shall fail to pay when due (including, but not limited to, by mandatory prepayment) any principal of or interest on the L/C Note, the Reimbursement Obligation or any fee or any other amount payable hereunder;

     Section 6.02 COVENANTS WITHOUT NOTICE. The Company shall fail to observe or perform any covenant or agreement contained in Sections 5.03 or 5.04;

     Section 6.03 OTHER COVENANTS. The Company shall fail to observe or perform any covenant or agreement herein, other than those referred to in Sections 6.01 and 6.02, and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of (i) the Company's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Company by any Lender or the Agent;

     Section 6.04 OTHER SECURITY INSTRUMENT OBLIGATIONS. Default is made in the due observance or performance by the Company of any of the covenants or agreements contained in any Security Instrument other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under such Security Instrument;

     Section 6.05 REPRESENTATIONS. Any representation, warranty or statement made or deemed to be made by the Company or any Subsidiary of the Company or any of such Company's, or Subsidiary's officers herein or in any other Security Instrument, or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Security Instrument, shall have been incorrect in any material respect as of the date when made or deemed to be made;

     Section 6.06 NON-PAYMENTS OF OTHER INDEBTEDNESS. The Company or any of its Subsidiaries shall fail to make any payment or payments of principal of or interest on any Indebtedness of the Company or such Subsidiary in excess of $5,000,000 in the aggregate (other than (i) the Lender Indebtedness and (ii) any trade account subject to a bona fide dispute and the trade creditor has neither filed a lawsuit nor caused a Lien to be placed upon any Property of the Company or such Subsidiary) when due (whether at stated maturity, by acceleration, on demand or otherwise) after giving effect to any applicable grace period;

     Section 6.07 DEFAULTS UNDER OTHER AGREEMENTS. The Company or any of its Subsidiaries shall fail to observe or perform any covenant or agreement contained in any agreement(s) or instrument(s) relating to Indebtedness of $5,000,000 or more in the aggregate within any applicable grace period, or any other event shall occur if the effect of such failure or other event is to accelerate, or to permit the holder of such Indebtedness or any other Person to accelerate, the maturity of $5,000,000 or more in the aggregate of such Indebtedness; or $5,000,000 or more in the aggregate of any such Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

     Section 6.08 BANKRUPTCY. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or an involuntary case is commenced against the Company or any of its Subsidiaries and the petition is not controverted within 10 days, or is not stayed or dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or such Subsidiary or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains unstayed or undismissed for a period of 60 days; or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its Property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or the Company or any of its Subsidiaries shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any of its Subsidiaries shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing;

     Section 6.09 ERISA. A Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under Section 412(d), or a Plan is, shall have been or is likely to be, terminated or the subject of termination proceedings under ERISA, or the Company or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result from any such event or events either a liability or a material risk of incurring a liability to the PBGC or a Plan, which will have a Material Adverse Effect;

     Section 6.10 MONEY JUDGMENT. A judgment or order for the payment of money in excess of $5,000,000 or that would otherwise have a Material Adverse Effect shall be rendered against the Company or any of it Subsidiaries and such judgment or order shall continue unsatisfied in accordance with the terms of such judgment or order (in the case of a money judgment) and in effect for a period of 30 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise);

     Section 6.11 SECURITY INSTRUMENTS. The material terms of the Security Instruments after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable (except as enforceability may be limited as stated in Section 4.03) in accordance with their terms, or cease to create a valid and perfected Lien of the priority contemplated thereby on any of the collateral purported to be covered thereby, or the Company shall so state in writing; or

     Section 6.12 CHANGE OF CONTROL. The occurrence of a Change of Control; then, and in any such event, and at any time thereafter, if any Event of Default shall occur, the Company shall deposit cash into the Cash Collateral Account in an amount sufficient to cause the amount on deposit therein to equal not less than 50% of the undrawn portion of the Letters of Credit outstanding at any time. The Company, the Agent, the Issuing Bank and the Lenders will then have 30 days from the date of the occurrence of such Event of Default to negotiate an agreement with regard to the amount on deposit in the Cash Collateral Account that would provide adequate protection to the Agent, the Issuing Bank and the Lenders to secure the Reimbursement Obligations and the L/C Note. If no such agreement is reached within 30 days from the date of the occurrence of such Event of Default, the Company shall deposit cash into the Cash Collateral Account in an amount sufficient to cause the amount on deposit therein to equal not less than 100% of the undrawn portion of the Letters of Credit outstanding at any time. If the Company deposits in the Cash Collateral Account, the cash required pursuant to the foregoing provisions all Events of Default and all Defaults (in each case other than those specified in Sections 6.01 and 6.08) then existing or that exist in the future with respect to such matters shall be deemed cured, waived and no longer continuing.


                                   ARTICLE VII

                                    THE AGENT

     Section 7.01 APPOINTMENT OF AGENT. Each Lender and the Issuing Bank hereby designate Bankers Trust Company as Agent to act as herein specified.
Each Lender and the Issuing Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement, the L/C Note and the other Security Instruments and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

     Section 7.02 NATURE OF DUTIES OF AGENT. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

     Section 7.03   LACK OF RELIANCE ON THE AGENT.

          (a) Independently and without reliance upon the Agent, each Lender, to the extent it deems appropriate, has made and shall continue to make
     (i) its own independent investigation of the financial condition and affairs of the Company in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Company, and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the consummation of the transactions contemplated herein or at any time or times thereafter.

          (b) The Agent shall not be responsible to any Lender or the Issuing Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the L/C Note, the Letters of Credit or the other Security Instruments or the financial condition of the Company or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the L/C Note or the other Security Instruments, or the financial condition of the Company, or the existence or possible existence of any Default or Event of Default.

     Section 7.04 CERTAIN RIGHTS OF THE AGENT. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including the failure to act) in connection with this Agreement, the L/C Note and the other Security Instruments, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the L/C Note and the other Security Instruments in accordance with the instructions of the Required Lenders.

     Section 7.05 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 7.06 INDEMNIFICATION OF AGENT. To the extent the Agent is not reimbursed and indemnified by the Company, each Lender will reimburse and indemnify the Agent, in proportion to its Percentage Share, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement; PROVIDED that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

     Section 7.07 THE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to its obligations under this Agreement and the L/C Note issued to it, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders," "Required Lenders," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

     Section 7.08   SUCCESSOR AGENT.

          (a) The Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Company and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, upon five days' notice to the Company, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then, upon five days' notice to the Company, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or of any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $250,000,000.

          (b) If at any time the Agent shall hold less than twenty percent (20%) of the total Letter of Credit Commitments, the Company or any Lender may request by written notice to the Lenders that the Required Lenders appoint a successor Agent. If the Company or any such Lender suggests a successor Agent in such notice, the Required Lenders must vote to either accept or reject such suggested successor Agent within thirty days from the date such notice is given. The Required Lenders shall be under no obligation to remove the Agent under this Section.

          (c) Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 8.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including, telecopy or similar teletransmission or writing) and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify by notice to the Agent and the Company; provided that a copy of all notices to the Agent shall also be sent to BT Southwest, Inc., 3000 Two Houston Center, Houston, Texas 77010, Attention:
Stuart Murray. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or
(ii) if given by any other means (including, but not limited to, by air courier), when delivered at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

     Section 8.02 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, the L/C Note or the other Security Instruments, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following:
(i) waive any of the conditions specified in Article III, (ii) increase the Letter of Credit Commitment of the Lenders or subject the Lenders to any additional obligations, (iii) reduce any fees hereunder, (iv) postpone any date fixed for any payment in respect of any fees hereunder, (v) change the Percentage Share of the Letter of Credit Commitment or of the aggregate unpaid principal amount of the L/C Note, or the number or identity of the Lenders, which shall be required for the Lenders or any of them to take any action hereunder, (vi) amend this Section or Section 8.06, or (vii) amend, modify or release the Cash Collateral Account Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Lenders required hereinabove to take such action, affect the rights or duties of the Agent under this Agreement, the L/C Note or any other Security Instrument. Notwithstanding anything in this Section to the contrary, unless instructed to the contrary by the Required Lenders, the Agent shall extend each Letter of Credit prior to any expiration date thereof pursuant to the terms of such Letter of Credit or its related L/C Agreement if a failure to so extend such Letter of Credit would result in entitling the beneficiary thereof to draw thereon.

     Section 8.03 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Company or the Agent or any Lender, any holder of the L/C Note in exercising any right or remedy thereunder, or under this Agreement or any other Security Instrument and no course of dealing between the Company and the Agent or any Lender or any holder of the L/C Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy under the L/C Note, this Agreement or any other Security Instrument preclude any other or further exercise thereof or the exercise of any other right or remedy under the L/C Note, this Agreement or any other Security Instrument. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the

Company, the Agent or any Lender would otherwise have. No notice to or demand on the Company not required under the L/C Note, this Agreement or any other Security Instrument in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

     Section 8.04 PAYMENT OF EXPENSES, INDEMNITIES, ETC. The Company agrees to (and shall be liable for):

          (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent and the Issuing Bank in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and, after a Default, refinancing, renegotiation or restructuring of, this Agreement, the L/C Note and the other Security Instruments and any amendment, waiver or consent relating thereto (including, but not limited to, the reasonable fees and disbursements of counsel for the Agent and in the case of enforcement for any of the Lenders) and promptly reimburse the Agent for all amounts expended, advanced, or incurred by the Agent or the Lenders to satisfy any obligation of the Company under this Agreement or any other Security Instrument;

          (b) indemnify the Agent, the Issuing Bank and each Lender, each of their respective officers, directors, employees, representatives, agents and Affiliates from, hold each of them harmless against, and promptly upon demand pay or reimburse each of them for, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, costs, losses, liabilities, damages or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to any aspect of this Agreement and the other Security Instruments, including but not limited to the reasonable fees and disbursements of counsel (including allocated costs of internal counsel) and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim; PROVIDED, HOWEVER, the provisions of this Section 8.04(b) shall not apply to any action, suits, proceedings, claims, costs, losses, liabilities, damages, or expenses to the extent, but only to the extent, caused by the gross negligence or willful misconduct of the party seeking indemnification;

          (c) indemnify and hold harmless from time to time the Agent and the Lenders, each Person claiming by, through, under or on account of any of the foregoing and the respective directors, officers, counsel, employees, agents, successors and assigns of each of the foregoing from and against any and all losses, claims, cost recovery actions, administrative orders or proceedings, damages and liabilities (which relate to or arise as a result of the Letters of Credit or any Security Instrument) to which any such Person may become subject (1) under any Environmental Law applicable to the Company or any of its Subsidiaries or any of their respective Properties, including without limitation, the treatment or disposal of Hazardous Substances on any of their respective Properties, (2) as a result of the breach or non-compliance by the Company or any of its Subsidiaries with any Environmental Law applicable to the Company or any of its Subsidiaries, (3) due to past ownership by the Company or any of its Subsidiaries of any of their respective Properties or past activity on any of their respective Properties or past activity on any of their respective Properties which, though lawful and fully permissible at the time, could result in present liability, (4) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Company or any of its Subsidiaries, or (5) any other environmental, health or safety condition in connection with this Agreement, or any other Security Instrument; PROVIDED, HOWEVER, no indemnity shall be afforded under this Section 8.04(c) in respect of any Property for any occurrence arising solely and directly from the acts or omissions of the Agent or any Lender during the period after which such Person, its successors or assigns shall have obtained possession of such Property (whether by foreclosure or deed in lieu of foreclosure, as mortgagee-in-possession or otherwise); and

          (d) without limiting the foregoing provisions, and hereby does waive, release and covenant not to bring against any of the Persons identified in this Section 8.04 any demand, claim, cost recovery action or lawsuit they may now or hereafter have or accrue (which relate to or arise as a result of the Letters of Credit or any Security Instrument) arising from (1) any Environmental Law now or hereafter enacted (including those applicable to the Company or any of its Subsidiaries) unless the acts or omissions of any such person or their respective successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, cost recovery action or lawsuit, (2) the presence, use, release, storage, treatment or disposal of Hazardous Substances on or at any of the Properties owned or operated by the Company or any of its Subsidiaries, or (3) the breach or non-compliance by the Company with any Environmental Law or environmental covenant applicable to the Company or any of its Subsidiaries, unless the acts or omissions of such Person, its successors and assigns are the sole and direct cause of the circumstances giving rise to such demand, claim, cost recovery action or lawsuit.

If and to the extent that the obligations of the Company under this Section are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. The Company's obligations under this Section shall survive any termination of this Agreement and the payment of the L/C Note and the Reimbursement Obligation.

     Section 8.05 SATISFACTION REQUIREMENT. If any agreement, certificate, instrument or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to any party, the determination of such satisfaction shall be made by such party in its sole and exclusive judgment exercised reasonably and in good faith.

     Section 8.06 BENEFIT OF AGREEMENT. The L/C Note, this Agreement and the other Security Instruments shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Company may not assign or transfer any of its interest hereunder or thereunder without the prior written consent of the Lenders. In the event that any Lender sells participations in the Lender Indebtedness of the Company incurred or to be incurred pursuant to this Agreement, to other banks or entities, each of such other banks or entities shall have the rights of set-off against such Lender Indebtedness and similar rights or Liens to the same extent as may be available to the Agent or the Lenders.

     Section 8.07   ASSIGNMENTS AND PARTICIPATIONS.

          (a) The Company may not assign its rights and obligations hereunder or under the L/C Note.

          (b) Each Lender may, upon the written consent of the Company (which consent shall not be unreasonably withheld), assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit B (an "ASSIGNMENT AND ACCEPTANCE") PROVIDED, HOWEVER, that (i) any such assignment shall be in the aggregate amount of at least $1,000,000 or such lesser amount to which the Company has consented (or if the aggregate amount of any Lender's Letter of Credit Commitment is less than $1,000,000, then the entire amount of such Lender's Letter of Credit Commitment), and (ii) the assignee shall pay to the Agent a processing and recordation fee of $2,500. Any such assignment will become effective upon the recording by the Agent of such assignment in the Register of the resultant effects thereof on the Letter of Credit Commitment of the assignor and assignee, the risk participation in the Letter of Credit Liabilities and the principal amount outstanding of the Reimbursements Obligations, if any, owed to the assignor and assignee, the Agent hereby agreeing to effect such recordation no later than five Business Days after its receipt of an Assignment and Acceptance executed by all parties thereto. Promptly after receipt of an Assignment and Acceptance executed by all parties thereto, the Agent shall send to the Company a copy of such executed Assignment and Acceptance. Upon the effectiveness of any assignment pursuant to this subsection, the assignee shall be deemed automatically to have become a party hereto, if not already a party hereto, and shall become a "Lender," if not already a "Lender," for all purposes of this Agreement and the other Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder). The Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this subsection a new schedule giving effect to all such assignments effected during such month, and will promptly provide the same to the Company, the Issuing Banks and each of the Lenders.

          (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this subsection to any Person, PROVIDED that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of this Agreement or any Security Instrument except to the extent such amendment or waiver would (x) extend the Final Maturity Date of any of the Letter of Credit Commitments which such participant is participating, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Letter of Credit Commitments in which such participant is participating, or postpone the payment thereof, or
     (z) release all or substantially all of the collateral or guaranties (except as expressly provided in the Security Instruments) supporting any of the Letter of Credit Commitments in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Company hereunder shall be determined as if such Lender had not sold such participation, PROVIDED that such participant shall be entitled to receive additional amounts under Section 2.07 on the same basis as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of
     Section 8.15. Notwithstanding anything in this Section 8.07(c) to the contrary, the purchase by each Lender of a participation in the Letters of Credit on the Effective Date and any subsequent assignment of all or any part of any such Lender's Letter of Credit Commitment pursuant to
     Section 8.07(b) shall not be considered a participation pursuant to this
     Section 8.07(c).

          (d) Notwithstanding any other provisions of this Section 8.07, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Company to file a registration statement with the Securities and Exchange Commission.

          (e) Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by subsection (b) above will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee, and that it will purchase a risk participation in the Letter of Credit Liabilities only for its own account in the ordinary course of its business.

          (f) The entries in the Register shall be conclusive in the absence of manifest error and the Company, the Agent, the Issuing Bank and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other Security Instruments. The Register shall be available for inspection by the Company and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     Section 8.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; ETC.

          (A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE L/C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

          (B) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE L/C NOTE OR THE OTHER SECURITY INSTRUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS

     AGREEMENT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

          (c) The Company hereby irrevocably designates CT Corporation System as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the L/C Note or the other Security Instruments. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective 30 days after such mailing.

          (d) Nothing herein shall affect the right of the Agent or any Lender or any holder of the L/C Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          (e) The parties hereto recognize that in matters related to this Agreement and the other Security Instruments, they may be entitled to a trial in which matters of fact are determined by a jury (as opposed to a trial in which such matters are determined by a federal or state judge). The parties hereto also recognize that one of the remedies available to them in any trial may, under certain circumstances, be the right to receive damages in excess of those actually sustained by it. In the past in some instances, such damages have equalled or exceeded the amount of actual damages. By signing below, the parties hereto will give up their rights to trial by jury and to claim any damages other than actual damages. Each Person who is asked to sign below should think carefully about the consequences of signing and should consult their own attorney. WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SECURITY INSTRUMENTS, OR ANY TRANSACTION CONTEMPLATED THEREBY, BEFORE OR AFTER MATURITY. WAIVER OF RIGHTS RELATED TO DAMAGES.
     TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. CERTIFICATIONS. EACH OF THE UNDERSIGNED HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE OR AGENT OF ANY LENDER NOR ANY LENDER'S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH OF THE UNDERSIGNED ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS TRANSACTION BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS HEREIN. THE FOREGOING WAIVER OF RIGHTS RELATED TO DAMAGES SHALL NOT APPLY IN ANY TRANSACTION SUBJECT TO THE TEXAS DECEPTIVE TRADE PRACTICES ACT OR GOVERNED BY CHAPTER 6, 6A OR 7 OF THE TEXAS CONSUMER CREDIT CODE. The parties hereto agree that if any of the foregoing provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions will not be affected or impaired. The parties hereto by signing below certify that they have read and understood the foregoing prior to signing; that they have had the opportunity to obtain the advice and assistance of counsel with respect to the foregoing; that they sign below with full knowledge and understanding of the consequences of their act; and that they have received a counterpart original of this document signed by all parties. KEEP THIS CONTRACT TO PROTECT YOUR LEGAL RIGHTS.

     Section 8.09 INDEPENDENT NATURE OF LENDERS' RIGHTS. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     Section 8.10 INVALIDITY. In the event that any one or more of the provisions contained in the L/C Note, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the L/C Note, this Agreement or any other Security Instrument.

     Section 8.11 SURVIVAL OF AGREEMENTS. All representations and warranties of the Company herein or in the other Security Instruments, and all covenants and agreements herein not fully performed before the Closing Date, shall survive the closing of the transactions contemplated thereby.

     Section 8.12 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and of any other Security Instruments relating to the L/C Note or other Lender Indebtedness shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Lender Indebtedness originally represented by the L/C Note or of any part of such other Lender Indebtedness.

     Section 8.13 INTEREST. It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lenders and the Transactions. Accordingly, if the Transactions would be usurious under applicable law, then, notwithstanding anything to the contrary in the L/C Note, this Agreement or in any other Security Instrument or agreement entered into in connection with the Transactions or as security for the L/C Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the L/C Note, this Agreement or under any of such other Security Instruments or agreements or otherwise in connection with the Transactions shall under no circumstances exceed the maximum amount allowed by such applicable law, (ii) in the event that the maturity of the L/C Note is accelerated for any reason, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by such applicable law, and (iii) excess interest, if any, provided for in this Agreement or otherwise in connection with the Transactions shall be cancelled automatically and, if theretofore paid, shall be credited by each Lender on the principal amount of such Lender's Indebtedness (or, to the extent that the principal amount of such Lender's Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Company). The right to accelerate the maturity of the L/C Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Lenders do not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of sums included in the Lender Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the L/C Note, as the case may be, until payment in full so that the rate or amount of interest on account of the Lender Indebtedness does not exceed the applicable usury ceiling, if any. As used in this Section, the term "APPLICABLE LAW" shall mean the law of any jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement, or law of the United States of America applicable to each respective Lender and the Transactions which would permit such Lender to contract for, charge, take, reserve or receive a greater amount of interest than under such jurisdiction's law.

     Section 8.14 TAXES, ETC. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the L/C Note, this Agreement or the other Security Instruments shall be paid by the Company, together with interest and penalties, if any.

     Section 8.15 CONFIDENTIAL INFORMATION. The Agent and each Lender agrees that all documentation and other information made available by the Company to the Agent or such Lender under the terms of this Agreement shall (except


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

to the extent such documentation or other information is publicly available or hereafter becomes publicly available other than by action of the Agent or such Lender, or was theretofore known or hereinafter becomes known to the Agent or such Lender independent of any disclosure thereto by the Company) be held in the strictest confidence by the Agent or such Lender and used solely in the administration and enforcement of the Letter of Credit Liabilities from time to time outstanding and in the prosecution of defense of legal proceedings arising in connection herewith; provided that (i) the Agent or such Lender may disclose documentation and information to the Agent and/or to any other Lender which is a party to this Agreement or any Affiliates thereof (including, in the case of the Agent, BT Securities Corporation), and (ii) the Agent or such Lender may disclose such documentation or other information to any other bank or other Person to which such Lender sells or proposes to make an assignment or sell a participation in its Letter of Credit Liabilities hereunder if such other bank or Person, prior to such disclosure, agrees in writing to be bound by the terms of the confidentiality statement customarily employed by the Agent in connection with such potential transfers. Notwithstanding the foregoing, nothing contained herein shall be construed to prevent the Agent or a Lender from (a) making disclosure of any information (i) if required to do so by applicable law or regulation or accepted banking practice, (ii) to any governmental agency or regulatory body having or claiming to have authority to regulate or oversee any aspect of such Lender's business or that of such Lender's corporate parent or affiliates in connection with the exercise of such authority or claimed authority, (iii) pursuant to any subpoena or if otherwise compelled in connection with any litigation or administrative proceeding, (iv) to correct any false or misleading information which may become public concerning such Person's relationship to the Company, or (v) to the extent the Agent or such Lender or its counsel deems necessary or appropriate to effect or preserve its security for any Lender Indebtedness or to enforce any remedy provided in the Security Instruments, the L/C Note or this Agreement or otherwise available by law; or
(b) making, on a confidential basis, such disclosures as such Lender reasonably deems necessary or appropriate to its legal counsel or accountants (including outside auditors). If the Agent or such Lender is compelled to disclose such confidential information in a proceeding requesting such disclosure, the Agent or such Lender shall seek to obtain assurance that such confidential treatment will be accorded such information; provided, however, that the Lender shall have no liability for the failure to obtain such treatment.

     Section 8.16 ENTIRE AGREEMENT. THE L/C NOTE, THIS AGREEMENT AND THE OTHER SECURITY INSTRUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE AGENT, THE ISSUING BANK OR THE LENDERS AND THE OTHER RESPECTIVE PARTIES HERETO AND THERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 8.17 ATTACHMENTS. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein, except that in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

     Section 8.18 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original but all of which shall together constitute one and the same instrument.

     Section 8.19 EFFECTIVENESS; SURVIVAL OF INDEMNITIES. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which all of the parties hereto shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent pursuant to Section 8.01 and 8.21 or, in the case of the Lenders, shall have given to the Agent written or telecopied notice (actually received) at such office that the same has been signed and mailed to it. The Company's obligations under Sections 2.07, 2.13 and 8.04 shall survive the payment in full of the Reimbursement Obligations and the L/C Note.

     Section 8.20 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement, and the Table of Contents, are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

     Section 8.21 EFFECTIVENESS. This Agreement shall not be effective until delivered to the Agent in the State of New York and accepted by the Agent in such state, and executed by the Agent in such State.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

COMPANY:                      CRYSTAL OIL COMPANY


                              By:
                                 ------------------------------------------
Address:                         J. A. Ballew
                                 Senior Vice President
229 Milam Street
Shreveport, Louisiana  71101
Attention: Mr. J. A. Ballew


AGENT AND THE LENDERS:        BANKERS TRUST COMPANY,
                              Individually, as Issuing Bank and as Agent


                              By:
                                  -----------------------------------------
Address:                         Name:
                                 Title:

280 Park Avenue
New York, New York  10015
Attention:  Mr. Stuart Murray

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By:
                                 ------------------------------------------
Address:                          Name:
                                  Title:
60 Wall Street
New York, New York  10260
Attention:  Mr. Vernon Ford

                              TEXAS COMMERCE BANK NATIONAL
                                ASSOCIATION


                              By:
                                 ------------------------------------------
Address:                         Name:
                                 Title:
707 Travis Street
Houston, Texas  77002
Attention: Mr. Paul Nidoh